Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Joseph Oliveto, Chief Executive Officer of Milestone Pharmaceuticals Inc. (the “Company”), and Anthony J. Krick, Vice President of Finance of the Company, each hereby certifies that, to the best of his or her knowledge:

1.            The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.            The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2026

/s/ Joseph Oliveto	/s/ Anthony J. Krick
Joseph Oliveto	Anthony J. Krick
Chief Executive Officer	Vice President of Finance
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)